Exhibit 99.1

RIOT PURCHASES 7.6 EH/S OF NEXT GENERATION MINERS FROM MICROBT, MANUFACTURED IN THE UNITED STATES

Landmark deal includes an initial purchase of 33,280 miners to increase self-mining capacity to 20.1 EH/s upon full deployment in 2024. Agreement also includes an option to purchase up to 66,560 additional miners at same terms.

CASTLE ROCK, CO. / Globe Newswire / June 26 2023 / Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or, the “Company”), an industry leader in Bitcoin (BTC) mining and data center hosting, announced today that it has entered into a long-term purchase agreement (the “Agreement”) with MicroBT Electronics Technology Co., LTD, through its manufacturing subsidiaries, (“MicroBT”) a prominent manufacturer of Bitcoin miners with production facilities in the United States. Under the Agreement, Riot has secured an initial order of 33,280 next-generation Bitcoin miners from MicroBT. The miners will be produced by MicroBT in the United States for Riot’s Corsicana Facility, for total consideration of $162.9 million (exclusive of applicable taxes and fees and adjustments), equating to approximately $21.50 per terahash (TH).

The Agreement provides delivery of the new miners starting in December 2023, with miner deployment planned to begin in Q1 2024. Upon full deployment of the 33,280 miners ordered, which is anticipated to be completed by mid-2024, Riot’s self-mining hash rate capacity is expected to increase to 20.1 EH/.

Initial Order Summary
Model	# of Units	Hashrate (TH/s)	Efficiency (Joules/TH)
M56S+	8,320	220.0	24.0
M56S++	24,960	230.0	22.0
Total/Weighted Average	33,280	7.6 EH/s	22.5

Riot has also secured the option to purchase up to 66,560 additional M56S++ miners from MicroBT, on the same terms as the initial order, under the Agreement. Assuming full exercise of Riot’s option, the 66,560 additional miners would add 15.3 EH/s to Riot’s self-mining capacity, to a potential total of 35.4 EH/s. Riot may execute the option, in whole or in part, through December 31, 2024.

“Riot is excited to announce our first order of Bitcoin miners for our Corsicana Facility from MicroBT,” said Jason Les, CEO of Riot. “These new models are among the most powerful and efficient miners ever made for Bitcoin mining and are designed and produced specifically for immersion cooling systems, such as those that will be used at our Corsicana Facility. These new miners will contribute an additional 7.6 EH/s to Riot’s self-mining capacity when fully deployed and will further enhance our already strong fleet efficiency in advance of the upcoming Bitcoin halving.”

In addition, Riot and MicroBT’s new partnership will secure a robust domestic supply chain in the United States, increasing domestically produced options for Bitcoin miners and marking a significant milestone for the industry. MicroBT will manufacture these miners at a facility in Pittsburgh, PA, which will lead to the creation of new, highly skilled jobs in the local area.

“Riot is thrilled to establish this relationship with MicroBT for onshore manufacturing and to secure this critical supply chain for our business,” continued Riot CEO Jason Les.

“The announcement of this significant order from Riot is a major milestone in MicroBT’s history,” said Jordan Chen, COO of MicroBT. “The M56S+ and M56S++ are the most powerful machines we have ever developed and represent the culmination of major technological advancements made by our engineering teams. All machines purchased by Riot will be manufactured in our facility in the United States, and this order will drive expansion of our operations allowing us to hire and train new staff to fulfill our growing United States-based manufacturing business.”

About MicroBT

MicroBT is a technology company based on blockchain, focusing on the R&D, production and sales of integrated circuit chips and products, and provides high performance computing system solutions and technical service. MicroBT has recently commenced its United States-based manufacturing operations of Bitcoin mining hardware.

About WhatsMiner

WhatsMiner is a leading brand of mining hardware and chip design developed by MicroBT. As one of the most efficient and cost-effective mining brands on the market, WhatsMiner is widely used in retail and institutional mining by customers around the world.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.

Our mission is to positively impact the sectors, networks, and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has data center hosting operations in central Texas, Bitcoin mining operations in central Texas, and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the benefits of acquisitions, including financial and operating results, and the Company’s plans, objectives, expectations, and intentions. Among the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Navarro site expansion; our expected schedule of new miner deliveries; the manufacturer’s stated efficiency rating of new miners as opposed to the actual miner performance achieved of such miners may vary significantly; the impact of weather events on our operations and results; our ability to successfully deploy new miners; the variance in our mining pool rewards may negatively impact our results of Bitcoin production; M.W. capacity under development; we may not be able to realize the anticipated benefits from immersion-cooling; the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; and the impact of COVID-19 on us, our customers, or on our suppliers in connection with our estimated timelines. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.